As filed with the Securities and Exchange Commission on May 7, 2021
Registration
No. 333-255667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BURGERFI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	5812	82-2418815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
U.S. Highway 1
North Palm Beach, FL 33408
(305)
573-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julio Ramirez Chief
Executive Officer BurgerFi
International, Inc. U.S.
Highway 1
North Palm Beach, FL 33408
(305)
573-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julio Esquivel, Esq.
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602
Telephone: (813)
229-7600
Facsimile: (813)
229-1660

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This
Pre-Effective
Amendment No. 1 (this Amendment”) to the Registration Statement on Form
S-1
of BurgerFi International, Inc. (File No.
No. 333-255667)
(the “Registration Statement”) is being filed to clarify that the 38,063,901 shares being registered for resale in the Registration Statement includes (among other shares referenced in the Registration Statement) (a) 3,595,000 shares of Common Stock issuable upon the exercise of Private Warrants (as defined in the Registration Statement) and (b) 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, Inc., all of which shares are included in the calculation of the registration fee on the cover page of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, and the signature pages to the Registration Statement. Except as described above, no other changes have been made to the Registration Statement, and accordingly the prospectus included in Part I of the Registration Statement and all items of Part II have been omitted.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Palm Beach, State of Florida on May 7, 2021.

BURGERFI INTERNATIONAL, INC.

By:	/s/ Julio Ramirez
Julio Ramirez
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this
Pre-Effective
Amendment No. 1 to Registration Statement on
Form S-1
has been signed by the following persons in the capacities indicated on May 7, 2021.

Name	Position	Date

/s/ Julio Ramirez	Chief Executive Officer	May 7, 2021
Julio Ramirez	(Principal Executive Officer)

/s/ Michael Rabinovitch	Chief Financial Officer	May 7, 2021
Michael Rabinovitch	(Principal Financial and
Accounting Officer)

*	Chairman of the Board	May 7, 2021
Ophir Sternberg

*	Director	May 7, 2021
Martha Stewart

*	Director	May 7, 2021
Steven Berrard

*	Director	May 7, 2021
Gregory Mann

*	Director	May 7, 2021
Allison Greenfield

* By:	/s/ Julio Ramirez
Julio Ramirez
Attorney-in-fact